SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 31, 2006
American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 31, 2006, American Greetings Corporation (“American Greetings”) entered into an amendment to its Credit Agreement dated May 11, 2004, among (i) American Greetings, (ii) National City Bank, as Global Agent and as Collateral Agent, and (iii) certain named financial institutions as lenders (the “Amendment”). The Amendment increases the maximum amount of American Greetings capital stock that American Greetings may repurchase by $200 million, thereby enabling American Greetings to implement its $200 million Class A Common Share repurchase program as described in the press release furnished under Item 7.01 of this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure.
On February 1, 2006, American Greetings issued a press release reporting that it has completed its $200 million share repurchase program and announcing a second $200 million repurchase program. A copy of this press release is attached hereto as Exhibit 99(a).
The information in this Item 7.01 of this Current Report on Form 8-K (including the exhibit attached hereto) is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
c) Exhibits.
     Exhibit 99(a) — Press Release — Reporting Completion of $200 Million Share Repurchase Program and Announcing a Second $200 Million Repurchase Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation (Registrant)

By:	/s/ Michael J. Merriman, Jr.

Michael J. Merriman, Jr., Senior Vice President and Chief Financial Officer
Date: February 1, 2006